Exhibit A

JOINT FILING AGREEMENT

The undersigned agree that this Schedule 13G, Amendment No. 1, dated May 15, 2026 relating to the Common Stock, $0.00001 par value, of enVVeno Medical Corporation shall be filed on behalf of the undersigned.

KINGDON CAPITAL MANAGEMENT, L.L.C. By: /s/ Richard Weinstein
Name: Richard Weinstein
Title: Chief Operating Officer & General Counsel

M. KINGDON OFFSHORE MASTER FUND L.P. By: Kingdon GP, LLC, its general partner By: /s/ Mark Kingdon
Name: Mark Kingdon
Title: Managing Member

KINGDON GP, LLC By: /s/ Mark Kingdon
Name: Mark Kingdon
Title: Managing Member

MARK KINGDON By: /s/ Mark Kingdon